Exhibit 99
News Release
For Immediate Release
Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports Fourth Quarter 2012 Results

•	Risk reduction strategies accelerate leading to a 37% reduction in NPL’s during the 4th quarter as NPL / Loans falls to 3.53%(1)

•	Revenue growth initiatives progressing as annual core commercial loan production increases 39% and annual Sun Home Loans loan closings increase by 246%

•	Solid capital ratios after risk reduction efforts with Total Risk Based Capital Ratio of 13.7% and Tier 1 Leverage Ratio of 9.3%

•	Management team enhanced with appointments of new CFO and CRO

VINELAND, NJ – January 23, 2013 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $25.0 million, or $0.29 per diluted share, for the quarter ended December 31, 2012, compared to a net loss available to common shareholders of $1.5 million, or $0.02 per diluted share, for the fourth quarter of 2011.

The following are key items and events that occurred during the fourth quarter of 2012:

•
As part of a continuing strategy to reduce balance sheet risk, the Company signed a definitive agreement on January 17, 2013 to sell $45.8 million of loans, having a book balance of $35.1 million, to a third-party investor for gross proceeds of $22.0 million. The transaction, which is expected to close in the first quarter of 2013, resulted in a net loss of $7.6 million after accounting for loan loss reserves, customer derivative termination costs and other expenses. As the formal approval to sell these loans occurred during 2012, the related loans were transferred to held-for-sale as of December 31, 2012 at fair value. In addition, the Company reached workout settlements with several troubled borrowers, resulting in a loss of $6.0 million.

•
Provision expense totaled $24.2 million during the fourth quarter of 2012 as compared to $1.9 million in the third quarter of 2012 and $6.8 million in the fourth quarter of 2011. The allowance for loan losses equaled $46.5 million at quarter end, a decrease of $2.5 million from September 30, 2012, and an increase of $4.8 million from December 31, 2011. The allowance for loan losses equaled 2.04% of gross loans held-for-investment and 57.8% of non-performing loans held for investment as compared to 2.12% and 40.6% and 1.82% and 38.7%, respectively, at September 30, 2012 and December 31, 2011.

•
Commercial loan production was $114 million during the fourth quarter versus $113 million in the linked quarter.  The Company continues to maintain a disciplined underwriting and pricing strategy in this uncertain economic environment.

•
The net interest margin equaled 3.30% for the fourth quarter of 2012 versus 3.41% in the linked quarter. The current quarter margin was negatively impacted by the maturity of legacy commercial loans as well as the overall low interest rate environment.

•
Non-interest income decreased $2.8 million to $6.8 million during the fourth quarter of 2012 as compared to the linked quarter primarily due to an increase of $1.6 million in swap termination fees, of which $979 thousand was a result of liabilities assumed from the loan sale, and the remaining fees related to other problem loan workouts. Gains on the sale of mortgage loans declined by $510 thousand as the linked quarter included a $1.5 million positive mark-to-market adjustment from a fair value election on its loans held-for-sale, effective July 1, 2012.  The Company’s residential mortgage operations remain strong as $236 million in residential mortgage loans were closed and $149 million sold during the fourth quarter compared to $240 million and $120 million, respectively, in the linked quarter.  The Company originated $665 million in 2012 versus $192 million in 2011.

•	Total risk-based capital was 13.73% at December 31, 2012, well above 11.50%, the regulatory required level.

“This was an impactful quarter for Sun, culminating an impactful year of successful risk reduction and revenue growth strategies,” said Thomas X. Geisel, Sun’s President and Chief Executive Officer.  “We were able to simultaneously strengthen our balance sheet by significantly reducing classified assets to near peer levels and at the same time demonstrate our competitive advantage with meaningful commercial and mortgage loan production.   In 2013, we will continue with a laser like focus on how we deliver the bank to our customers and provide value towards their financial goal achievement.”

Discussion of Results:

Balance Sheet

● Total assets were $3.22 billion at December 31, 2012, as compared to $3.18 billion at September 30, 2012 and December 31, 2011.

● Gross loans held-for-investment were $2.27 billion at December 31, 2012, as compared to $2.31 billion at September 30, 2012 and $2.29 billion at December 31, 2011. This decrease is the result of the Company’s aggressive problem loan workout strategies implemented in 2012.

● Deposits increased by $66.4 million from the linked quarter to $2.71 billion at December 31, 2012.  The increase was due to an increase in short-term time deposits.

● Borrowings increased by $23.0 million from the linked quarter in order to fund the continued residential loan growth.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $355 thousand over the linked quarter to $24.2 million. The net interest margin decreased 11 basis points to 3.30% from 3.41% for the linked quarter, and 24 basis points as compared to the same quarter in 2011. The average yield on interest-earning assets decreased 12 basis points over the linked quarter from 3.99% to 3.87%. This decrease is due to a corresponding decline in loan yields and excess cash.  The Company held $170 million of cash as of December 31, 2012.  The commercial loan yields declined seven basis points due to lower rates on new originations combined with pay-offs of higher yielding legacy loans and residential real estate yields decreased 21 basis points due to significantly lower market rates.  The margin variance from the prior year is due to the similar pressures in the current interest rate environment.

Non-Interest Income

● Non-interest income was $6.8 million for the quarter ended December 31, 2012, a decrease of $2.8 million from $9.6 million for the linked quarter and $11 thousand above the comparable prior year quarter’s level of $6.8 million. The decrease from the linked quarter was primarily attributable to an increase of $1.6 million in swap termination fees as a result of the Company’s aggressive workout strategies.  Gains on the sale of mortgage loans declined $510 thousand as the linked quarter included a $1.5 million positive mark-to-market adjustment from a fair value election on its loans held-for-sale, effective July 1, 2012. Excluding mark-to-market adjustments, normalized mortgage gains were $3.2 million in the fourth quarter of 2012 versus $2.7 million in the linked quarter.  The Company also had a decrease of $424 thousand in deposit service charges from the linked quarter due to declining volumes.

Non-Interest Expense

● The Company incurred $31.6 million of non-interest expense in the fourth quarter of 2012, an increase of $738 thousand over the linked quarter and an increase of $4.4 million from the comparable prior year quarter. Professional fees increased by $677 thousand over the linked quarter due to additional compliance related consulting costs.  Advertising costs were $576 thousand higher than the linked quarter due to ongoing deposit promotions as well as the residential mortgage growth.  Reserves for unused credit commitments also increased by $280 thousand in the fourth quarter of 2012 over the linked quarter.  These increases were partially offset by a $1.4 million decline in problem loan costs as the Company has reached a more normalized run rate for problem assets.  The increase in non-interest expense from the prior year period is due primarily to additional salaries and benefits expense associated with the mortgage origination expansion in 2012 as well as increased professional fees and advertising expenses.

Asset Quality

● The provision for loan losses for the fourth quarter of 2012 was $24.2 million, as compared to $1.9 million in the linked quarter and $6.8 million in the comparable prior year quarter. The allowance for loan losses was $46.5 million at December 31, 2012, or 2.04% of gross loans held-for-investment, as compared to an allowance for loan losses to gross loans held-for-investment ratio of 1.82% at December 31, 2011 and 2.12% at September 30, 2012.  Net charge-offs recorded in the current quarter were $26.7 million, of which $13.1 million related to the loans sale, or 1.12% of average loans, as compared to $4.2 million, or 0.18% of average loans for the linked quarter and $20.4 million, or 0.87% of average loans outstanding for the same quarter in the prior year.

● Total non-performing assets were $100.6 million, or 4.11% of total gross loans held-for-investment, loans held-for-sale and real estate owned at December 31, 2012, as compared to $126.4 million, or 5.32% and $112.7 million, or 4.86%, respectively, at September 30, 2012 and December 31, 2011. Non-performing loans decreased to $93.2 million at December 31, 2012 as compared to $120.8 million at September 30, 2012. The December 31, 2012 balance is inclusive of $12.7 million of commercial loans held-for-sale.  This decrease is due to charge-downs from the aforementioned pending loan sale and problem loan workouts completed in the fourth quarter.

Capital

● Stockholders’ equity totaled $262.6 million at December 31, 2012 compared to $309.1 million at December 31, 2011. The Company’s tangible equity to tangible assets ratio was 6.95% at December 31, 2012, as compared to 8.41% at December 31, 2011.  At December 31, 2012, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.73%, 11.83%, and 9.30%, respectively.  At December 31, 2012, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.04%, 11.78%, and 9.26%, respectively.

Impact of Hurricane Sandy

● The Company incurred $4.6 million impact due to Hurricane Sandy.  This is composed of $4.4 million of additional loan loss reserves and $222 thousand of repair costs for facilities. So far, we have not seen any material deterioration in our loan portfolio due to Sandy.  We completed a thorough assessment and thought it prudent to add an additional reserve to capture the potential risk as a result of the storm.

The Company will hold its regularly scheduled conference call on Thursday, January 24, 2013, at 11:00 a.m. (ET).  Participants may listen to the live web cast via the “Investor Relations” section of the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.22 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the Company’s continuing strategy to strengthen its balance sheet. Actual results and trends could differ materially from those set forth in such statements.  We caution that such statements are subject to a number of uncertainties, including those detailed in the Company’s filings pursuant to the Securities Exchange Act of 1934, as amended. Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2012 and 2011 were $210 thousand and $271 thousand, respectively. The fully taxable equivalent adjustments for the twelve months ended December 31, 2012 and 2011 were $870 thousand and $1.3 million, respectively. The fully taxable equivalent adjustment for the three months ended September 30, 2012 was $212 thousand. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. There were no non-operating income (loss) items for the three months ended December 31, 2012, September 30, 2012, June 30, 2012, and December 31, 2011. Non-operating loss during the twelve months ended December 31, 2011 was $250 thousand.

(1) NPL/Loans excludes loans held-for-sale.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
For the Three Months Ended			For the Twelve Months Ended
December 31,			December 31,
	2012	2011	2012	2011
Profitability for the period:
Net interest income	$23,981	$25,729	$97,848	$103,528
Provision for loan losses	24,154	6,826	57,215	74,266
Non-interest income	6,815	6,804	29,450	13,468
Non-interest expense	31,598	27,226	120,608	110,225
Loss before income taxes	(24,956)	(1,519)	(50,525)	(67,495)
Net loss	(24,956)	(1,519)	(50,491)	(67,505)
Net loss available to common shareholders	$(24,956)	$(1,519)	$(50,491)	$(67,505)

Financial ratios:
Return on average assets(1)	(3.13)%	(0.19)%	(1.60)%	(2.05)%
Return on average equity(1)	(34.70)%	(1.96)%	(17.19)%	(22.57)%
Return on average tangible equity(1),(2)	(40.61)%	(2.29)%	(20.17)%	(26.77)%
Net interest margin(1)	3.30%	3.54%	3.43%	3.50%
Efficiency ratio	102.60%	83.69%	94.21%	94.21%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	91.55%	81.02%	89.87%	81.05%

Loss per common share:
Basic	$(0.29)	$(0.02)	$(0.59)	$(0.88)
Diluted	$(0.29)	$(0.02)	$(0.59)	$(0.88)

Average equity to average assets	9.01%	9.62%	9.31%	9.10%
	December 31,
	2012	2011
At period-end:
Total assets	$3,224,031	$3,183,926
Total deposits	2,713,224	2,667,977
Loans receivable, net of allowance for loan losses	2,228,217	2,249,455
Loans held-for-sale(4)	123,005	23,192
Investments	461,980	532,715
Borrowings	70,992	31,269
Junior subordinated debentures	92,786	92,786
Shareholders’ equity	262,596	309,083

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.04%	1.82%
Non-performing loans held-for-investment to gross loans held-for-investment	3.53%	4.69%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.18%	4.86%
Allowance for loan losses to non-performing loans held-for-investment	57.81%	38.69%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	13.73%	15.22%
Sun National Bank	13.04%	13.39%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	11.83%	13.96%
Sun National Bank	11.78%	12.13%
Leverage ratio:
Sun Bancorp, Inc.	9.30%	11.09%
Sun National Bank	9.26%	9.64%

Book value per common share	$3.05	$3.61
Tangible book value per common share	$2.57	$3.08
(1) Amounts for the three and twelve months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the three months ended December 31, 2012 and December 31, 2011 excludes gain on sale of investment securities of $196 thousand and $(280) thousand, respectively and derivative credit adjustment of $1.8 million and $214 thousand, respectively.  Non-interest expense for the three months ended December 31, 2012 excludes $701 thousand of loan sale related costs.  Noninterest income for the twelve months ended December 31, 2012 and December 31, 2011 excludes gain on sale of investment securities of $234 thousand and $(1.6) million, respectively and derivative credit adjustment of $2.3 million and $8.7 million, respectively Non interest income for the twelve months ended December 31, 2011 excludes net impairment losses on available for sale securities of $250 thousand. .  Non-interest expense for the twelve months ended December 31, 2012 and December 31, 2011 excludes $701 thousand and $2.3 million of loan sale related costs.

(4) Loans held-for-sale includes $101.0 million of residential real estate loans and $22.0 million of commercial real estate loans measured at fair value at December 31, 2012.  The December 31, 2011 balance includes $23.2 million of residential real estate loans measured at cost.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	December 31, 2012	December 31, 2011
ASSETS
Cash and due from banks	$77,564	$68,773
Interest-earning bank balances	92,052	51,049
Cash and cash equivalents	169,616	119,822
Investment securities available for sale (amortized cost of $439,488 and $514,488 at December 31, 2012 and December 31, 2011, respectively)	443,182	515,545
Investment securities held to maturity (estimated fair value of $960 and $1,413 at December 31, 2012 and December 31, 2011, respectively)	912	1,344
Loans receivable (net of allowance for loan losses of $46,482 and $41,667 at December 31, 2012 and December 31, 2011, respectively)	2,228,217	2,249,455
Loans held-for-sale, at cost	-	23,192
Loans held-for-sale, at fair value	123,005	-
Restricted equity investments, at cost	17,886	15,826
Bank properties and equipment, net	50,805	54,756
Real estate owned	7,473	5,020
Accrued interest receivable	8,054	8,912
Goodwill	38,188	38,188
Intangible assets	3,262	6,947
Bank owned life insurance (BOLI)	76,858	74,871
Other assets	56,573	70,048
Total assets	$3,224,031	$3,183,926

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,713,224	$2,667,977
Securities sold under agreements to repurchase – customers	1,968	5,668
Advances from the Federal Home Loan Bank of New York (FHLBNY)	61,415	2,733
Securities sold under agreements to repurchase – FHLBNY	-	15,000
Obligations under capital lease	7,609	7,868
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1,509	432
Other liabilities	82,924	82,379
Total liabilities	2,961,435	2,874,843

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 88,290,735 shares issued and 86,184,012 shares outstanding at December 31, 2012; 87,825,038 shares issued and 85,718,315 shares outstanding at December 31, 2011	88,301	87,825
Additional paid-in capital	506,537	504,508
Retained deficit	(308,010)	(257,520)
Accumulated other comprehensive income	2,186	625
Deferred compensation plan trust	(256)	(193)
Treasury stock at cost, 2,106,723 shares at December 31, 2012 and December 31, 2011	(26,162)	(26,162)
Total shareholders’ equity	262,596	309,083
Total liabilities and shareholders’ equity	$3,224,031	$3,183,926

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$25,670	$27,678	$103,707	$112,793
Interest on taxable investment securities	1,860	2,421	9,138	10,507
Interest on non-taxable investment securities	390	503	1,618	2,487
Dividends on restricted equity investments	235	214	970	893
Total interest income	28,155	30,816	115,433	126,680
INTEREST EXPENSE
Interest on deposits	3,143	4,041	13,553	18,737
Interest on funds borrowed	460	351	1,438	1,418
Interest on junior subordinated debentures	571	695	2,594	2,997
Total interest expense	4,174	5,087	17,585	23,152
Net interest income	23,981	25,729	97,848	103,528
PROVISION FOR LOAN LOSSES	24,154	6,826	57,215	74,266
Net Interest (loss) income after provision for loan losses	(173)	18,903	40,633	29,262
NON-INTEREST INCOME
Service charges on deposit accounts	2,414	2,799	10,660	10,889
Other service charges	72	71	294	330
Gain on sale of loans	3,694	906	10,479	3,247
Impairment losses on available for sale securities	-	-	-	(250)
Gain (loss) on sale of investment securities	(196)	447	234	1,855
Investment products income	606	453	2,296	2,913
BOLI income	488	1,309	1,986	2,964
Derivative credit valuation adjustment	(1,750)	(214)	(2,275)	(12,538)
Other	1,487	1,033	5,776	4,058
Total non-interest income	6,815	6,804	29,450	13,468
NON-INTEREST EXPENSE
Salaries and employee benefits	15,845	13,011	62,500	52,501
Occupancy expense	3,416	3,643	13,011	13,373
Equipment expense	2,005	1,858	7,399	7,342
Amortization of intangible assets	921	921	3,685	3,685
Data processing expense	1,138	1,118	4,384	4,352
Professional fees	1,389	525	3,459	3,563
Insurance expenses	1,506	1,433	5,824	6,186
Advertising expense	1,040	664	2,809	2,946
Problem loan expense	776	1,866	5,681	8,342
Real estate owned expense, net	1,008	108	2,358	1,186
Office supplies expense	298	323	1,247	1,307
Other	2,256	1,756	8,251	5,442
Total non-interest expense	31,598	27,226	120,608	110,225
LOSS BEFORE INCOME TAXES	(24,956)	(1,519)	(50,525)	(67,495)
INCOME TAX (BENEFIT) EXPENSE	-	-	(34)	10
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(24,956)	$(1,519)	$(50,491)	$(67,505)

Basic loss per share	$(0.29)	$(0.02)	$(0.59)	$(0.88)
Diluted loss per share	$(0.29)	$(0.02)	$(0.59)	$(0.88)
Weighted average shares – basic	86,082,669	85,587,878	85,937,110	76,653,990
Weighted average shares - diluted	86,082,669	85,587,878	85,937,110	76,653,990

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2012	2012	2012	2012	2011
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Cash and cash equivalents	$169,616	$83,854	$115,891	$87,553	$119,822
Investment securities	461,980	527,034	549,849	576,457	532,715
Loans held-for-investment:
Commercial and industrial	1,726,073	1,802,060	1,794,830	1,820,054	1,878,026
Home equity	207,814	212,911	217,768	219,926	224,517
Second mortgage	30,842	32,610	36,429	38,815	41,470
Residential real estate	271,385	224,346	153,373	109,807	100,438
Other	38,585	39,069	42,486	36,952	46,671
Total gross loans held-for-investment	2,274,699	2,310,996	2,244,886	2,225,554	2,291,122
Allowance for loan losses	(46,482)	(49,016)	(51,394)	(52,127)	(41,667)
Net loans held-for-investment	2,228,217	2,261,980	2,193,492	2,173,427	2,249,455
Loans held-for-sale	123,005	60,676	24,672	25,034	23,192
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	3,262	4,183	5,104	6,025	6,947
Total assets	3,224,031	3,180,263	3,133,487	3,113,269	3,183,926
Total deposits	2,713,224	2,646,807	2,608,034	2,631,652	2,667,977
Federal funds purchased	-	30,000	-	-	-
Securities sold under agreements to repurchase – customers	1,968	3,587	5,454	5,870	5,668
Advances from FHLBNY	61,415	16,749	22,080	2,408	2,733
Securities sold under agreements to repurchase – FHLBNY	-	20,000	15,000	15,000	15,000
Obligations under capital lease	7,609	7,675	7,740	7,805	7,868
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders’ equity	262,596	287,480	284,768	283,163	309,083
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,788,347	$1,805,623	$1,815,704	$1,849,216	$1,910,635
Home equity	210,085	215,542	218,910	220,411	226,345
Second mortgage	32,442	35,816	38,545	41,346	44,600
Residential real estate	319,427	230,259	155,479	123,567	111,514
Other	32,444	33,658	34,765	41,733	46,248
Total gross loans	2,382,745	2,320,898	2,263,403	2,276,273	2,339,342
Securities and other interest-earning assets	545,781	555,846	583,788	580,349	602,485
Total interest-earning assets	2,928,526	2,876,744	2,847,191	2,856,622	2,941,827
Total assets	3,193,607	3,153,668	3,116,627	3,154,762	3,229,699
Non-interest-bearing demand deposits	511,813	504,936	493,707	487,088	536,558
Total deposits	2,660,405	2,642,048	2,604,083	2,621,736	2,706,772
Total interest-bearing liabilities	2,318,794	2,279,177	2,259,370	2,265,830	2,294,786
Total shareholders’ equity	287,698	289,129	285,667	312,281	310,786
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	13.73%	14.58%	14.61%	14.49%	15.22%
Sun National Bank	13.04%	13.88%	13.90%	13.77%	13.39%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	11.83%	13.00%	13.00%	12.86%	13.96%
Sun National Bank	11.78%	12.62%	12.64%	12.51%	12.13%
Leverage ratio:
Sun Bancorp, Inc.	9.30%	10.44%	10.45%	10.21%	11.09%
Sun National Bank	9.26%	10.11%	10.15%	9.93%	9.64%

Average equity to average assets	9.01%	9.17%	9.17%	9.91%	9.62%
Allowance for loan losses to total gross loans held-for-investment	2.04%	2.12%	2.29%	2.34%	1.82%
Non-performing loans held-for-investment to gross loans held-for-investment	3.53%	5.23%	4.63%	5.15%	4.69%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.18%	5.32%	4.84%	5.27%	4.86%
Allowance for loan losses to non-performing loans held-for-investment	57.81%	40.56%	49.44%	45.52%	38.69%

Other data:
Net charge-offs	(26,690)	(4,246)	(1,243)	(20,223)	(20,386)
Non-performing assets:
Non-accrual loans	$60,528	$95,383	$79,696	$87,847	$89,656
Non-accrual loans held-for-sale	10,240	-	-	-	-
Troubled debt restructurings, non-accrual	18,244	25,454	24,256	26,674	17,875
Troubled debt restructurings, held-for-sale	2,499	-	-	-	-
Loans past due 90 days and accruing	1,638	-	-	74	154
Real estate owned, net	7,473	5,513	6,116	4,165	5,020
Total non-performing assets	100,622	126,350	110,068	118,760	112,705
(1) Average balances include non-performing loans and loans held-for-sale (2) December 31, 2012 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
2012	2012	2012	2012	2011
Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$28,367	$28,681	$29,619	$29,641	$31,087
Interest expense	4,174	4,135	4,519	4,758	5,087
Tax-equivalent net interest income	24,191	24,546	25,098	24,883	26,000
Tax-equivalent adjustment	212	212	217	233	271
Provision for loan losses	24,154	1,868	510	30,683	6,826
Non-interest income excluding net impairment losses on available for sale securities	6,815	9,588	7,527	5,519	6,804
Non-interest expense excluding amortization of intangible assets	30,677	29,938	29,666	26,643	26,305
Amortization of intangible assets	921	922	921	921	921
(Loss) income before income taxes	(24,956)	1,194	1,313	(28,078)	(1,519)
Income tax benefit	(34)	-	-	-
Net (loss) income	(24,956)	1,228	1,313	(28,078)	(1,519)
Net (loss) income available to common shareholders	$(24,956)	$1,228	$1,313	$(28,078)	$(1,519)
Financial ratios:
Return on average assets (1)	(3.13)%	0.16%	0.17%	(3.56)%	(0.19)%
Return on average equity (1)	(34.70)%	1.70%	1.84%	(35.97)%	(1.96)%
Return on average tangible equity (1),(2)	(40.61)%	1.99%	2.17%	(41.97)%	(2.29)%
Net interest margin (1)	3.30%	3.41%	3.53%	3.48%	3.54%
Efficiency ratio	102.60%	90.97%	94.38%	91.37%	83.69%
Per share data:
(Loss) income per common share:
Basic	$(0.29)	$0.01	$0.02	$(0.34)	$(0.02)
Diluted	$(0.29)	$0.01	$0.02	$(0.34)	$(0.02)
Book value	$3.05	$3.34	$3.31	$3.30	$3.61
Tangible book value	$2.57	$2.85	$2.81	$2.78	$3.08
Average basic shares	86,082,669	86,001,929	85,884,671	85,776,858	85,587,878
Average diluted shares	86,082,669	86,047,655	85,916,421	85,776,858	85,587,878
Operating non-interest income:
Service charges on deposit accounts	$2,414	$2,848	$2,730	$2,668	$2,799
Other service charges	72	69	80	73	71
Gain on sale of loans	3,694	4,204	1,865	716	906
Net gain on sale of available for sale securities	(196)	-	430	-	280
Investment products income	606	510	748	432	453
BOLI income	488	489	492	516	1,309
Derivative credit valuation adjustment	(1,750)	(198)	(13)	(314)	(214)
Other income	1,487	1,666	1,195	1,428	1,200
Total non-interest income	$6,815	$9,588	$7,527	$5,519	$6,804
Operating non-interest expense:
Salaries and employee benefits	$15,845	$16,128	$15,756	$14,771	$13,011
Occupancy expense	3,416	3,275	3,271	3,049	3,643
Equipment expense	2,005	1,866	1,763	1,765	1,858
Amortization of intangible assets	921	922	921	921	921
Data processing expense	1,138	1,084	1,106	1,056	1,118
Professional fees	1,389	713	833	524	525
Insurance expense	1,506	1,375	1,464	1,479	1,433
Advertising expense	1,040	464	1,008	297	664
Problem loan costs	776	2,154	1,274	1,477	1,866
Real estate owned expense, net	1,008	779	490	81	108
Office supplies expense	298	302	328	319	323
Other expense	2,256	1,798	2,373	1,825	1,756
Total non-interest expense	$31,598	$30,860	$30,587	$27,564	$27,226
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
For the Three Months Ended December 31,
2012	2011
Average	Income/	Yield/	Average	Income/	Yield/
Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,788,347	$19,628	4.39%	$1,910,635	$22,542	4.72%
Home equity	210,085	2,055	3.91	226,345	2,348	4.15
Second mortgage	32,442	470	5.79	44,600	656	5.88
Residential real estate	319,427	2,959	3.71	111,514	1,338	4.80
Other	32,444	559	6.89	46,248	794	6.87
Total loans receivable	2,382,745	25,671	4.31	2,339,342	27,678	4.73
Investment securities(3)	507,158	2,672	2.11	548,355	3,375	2.46
Interest-earning bank balances	38,623	24	0.25	54,130	34	0.25
Total interest-earning assets	2,928,526	28,367	3.87	2,941,827	31,087	4.23
Non-interest earning assets:
Cash and due from banks	72,129	73,863
Bank properties and equipment, net	51,515	55,264
Goodwill and intangible assets, net	41,902	45,586
Other assets	99,535	113,159
Total non-interest-earning assets	265,081	287,872
Total assets	$3,193,607	$3,229,699

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,224,254	$1,178	0.38%	$1,271,991	$1,435	0.45%
Savings deposits	263,949	228	0.35	265,115	285	0.43
Time deposits	660,389	1,737	1.05	633,108	2,321	1.47
Total interest-bearing deposit accounts	2,148,592	3,143	0.59	2,170,214	4,041	0.74
Short-term borrowings:
Securities sold under agreements to repurchase - customers	3,250	2	0.25	6,047	1	0.07
Long-term borrowings:
FHLBNY advances (4)	66,527	332	2.00	17,842	219	4.91
Obligations under capital lease	7,639	127	6.65	7,897	131	6.64
Junior subordinated debentures	92,786	572	2.47	92,786	695	3.00
Total borrowings	170,202	1,033	2.43	124,572	1,046	3.36
Total interest-bearing liabilities	2,318,794	4,176	0.72	2,294,786	5,087	0.89
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	511,813	536,558
Other liabilities	75,302	87,569
Total non-interest bearing liabilities	587,115	624,127
Total liabilities	2,905,909	2,918,913
Shareholders' equity	287,698	310,786
Total liabilities and shareholders' equity	$3,193,607	$3,229,699

Net interest income	$24,191	$26,000
Interest rate spread (5)	3.15%	3.34%
Net interest margin (6)	3.30%	3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities	126.30%	128.20%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2012 and 2011 were $210 thousand and $271 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Twelve Months Ended December 31,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,814,626	$82,165	4.53%	$1,954,701	$92,107	4.71%
Home equity	216,218	8,738	4.04	232,278	9,774	4.21
Second mortgage	37,021	2,128	5.75	48,998	2,863	5.84
Residential real estate	207,553	8,199	3.95	87,858	4,547	5.18
Other	35,636	2,477	6.95	51,041	3,502	6.86
Total loans receivable	2,311,054	103,707	4.49	2,374,876	112,793	4.75
Investment securities (3)	537,710	12,529	2.33	505,006	14,940	2.96
Interest-earning bank balances	28,646	68	0.24	117,830	288	0.24
Total interest-earning assets	2,877,410	116,304	4.04	2,997,712	128,021	4.27
Non-interest earning assets:
Cash and due from banks	73,000			72,455
Bank properties and equipment, net	52,781			54,589
Goodwill and intangible assets, net	43,280			46,961
Other assets	108,299			114,158
Total non-interest-earning assets	277,360			288,163
Total assets	$3,154,770			$3,285,875

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,225,609	$4,778	0.39%	$1,317,816	$7,024	0.53%
Savings deposits	263,307	900	0.34	271,970	1,412	0.52
Time deposits	643,822	7,876	1.22	675,464	10,301	1.53
Total interest-bearing deposit accounts	2,132,738	13,554	0.64	2,265,250	18,737	0.83
Short-term borrowings:
Federal funds purchased	5,437	20	0.37	-	-	-
Securities sold under agreements to repurchase - customers	5,157	7	0.14	6,717	7	0.10
Long-term borrowings:
FHLBNY advances (4)	37,038	898	2.42	18,316	884	4.83
Obligations under capital lease	7,737	513	6.63	7,988	527	6.60
Junior subordinated debentures	92,786	2,594	2.80	92,786	2,997	3.23
Total borrowings	148,155	4,032	2.72	125,807	4,415	3.51
Total interest-bearing liabilities	2,280,893	17,586	0.77	2,391,057	23,152	0.97
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	499,435			509,678
Other liabilities	80,777			86,013
Total non-interest bearing liabilities	580,212			595,691
Total liabilities	2,861,105			2,986,748
Shareholders' equity	293,665			299,127
Total liabilities and shareholders' equity	$3,154,770			$3,285,875

Net interest income		$98,718			$104,869
Interest rate spread (5)			3.27%			3.30%
Net interest margin (6)			3.43%			3.50%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.15%			125.37%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the twelve months ended December 31, 2012 and 2011 were $870 thousand and $1.3 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	December 31, 2012			September 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,788,347	$19,628	4.39%	$1,805,623	$20,139	4.46%
Home equity	210,085	2,055	3.91	215,542	2,141	3.97
Second mortgage	32,442	470	5.79	35,816	518	5.79
Residential real estate	319,427	2,959	3.71	230,259	2,257	3.92
Other	32,444	559	6.89	33,658	576	6.85
Total loans receivable	2,382,745	25,671	4.31	2,320,898	25,631	4.42
Investment securities (3)	507,158	2,672	2.11	534,842	3,038	2.27
Interest-earning bank balances	38,623	24	0.25	21,004	12	0.23
Total interest-earning assets	2,928,526	28,367	3.87	2,876,744	28,681	3.99
Non-interest earning assets:
Cash and due from banks	72,129			75,627
Bank properties and equipment, net	51,515			52,127
Goodwill and intangible assets, net	41,902			42,826
Other assets	99,535			106,344
Total non-interest-earning assets	265,081			276,924
Total assets	$3,193,607			$3,153,668

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,224,254	$1,178	0.38%	$1,218,338	$1,195	0.39%
Savings deposits	263,949	228	0.35	264,112	225	0.34
Time deposits	660,389	1,737	1.05	654,662	1,859	1.14
Total interest-bearing deposit accounts	2,148,592	3,143	0.59	2,137,112	3,279	0.61
Short-term borrowings:
Federal funds purchased	-	-	-	6,467	4	0.25
FHLBNY advances	-	-	-	20,000	22	0.44
Securities sold under agreements to repurchase - customers	3,250	2	0.25	4,925	2	0.16
Long-term borrowings:
FHLBNY advances (4)	66,527	332	2.00	10,181	103	4.71
Obligations under capital lease	7,639	127	6.65	7,706	128	6.64
Junior subordinated debentures	92,786	572	2.47	92,786	597	2.57
Total borrowings	170,202	1,033	2.43	142,065	856	2.41
Total interest-bearing liabilities	2,318,794	4,176	0.72	2,279,177	4,135	0.73
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	511,813			504,936
Other liabilities	75,302			80,426
Total non-interest bearing liabilities	587,115			585,362
Total liabilities	2,905,909			2,864,539
Shareholders' equity	287,698			289,129
Total liabilities and shareholders' equity	$3,193,607			$3,153,668

Net interest income		$24,191			$24,546
Interest rate spread (5)			3.15%			3.26%
Net interest margin (6)			3.30%			3.41%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.30%			126.22%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended December 31, 2012 and September 30, 2012 were $210 thousand and $212 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.